Exhibit 99.1

Zoned Properties Reports Fourth Quarter and Full-Year 2023 Financial Results; Ongoing Progress in Portfolio Growth and Diversification

● Significant Momentum in Shift to Direct-to-Consumer Real Estate Focus with Two Acquisitions Announced Subsequent to Year End;

● Announced Listing of Non-Core Asset Chino Valley Cultivation Property for $16 Million Subsequent to Year End;

● Ongoing Review of Strategic Initiatives to Enhance Shareholder Value

SCOTTSDALE, Ariz., March 26, 2024 /AccessWire/ -- Zoned Properties®, Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY), a technology-driven property investment company for emerging and highly regulated industries, including legalized cannabis, today announced its financial results for the fourth quarter and year ended December 31, 2023, as well as recent highlights as it relates to the Company’s ongoing progress.

Recent Highlights:

●	Announced strategic geographic expansion with acquisition of prime dispensary location in Chicago leased to Justice Cannabis Co.'s BLOC, marking an entry into one of the largest urban markets for legalized cannabis at a 16.5% cap rate.

●	Announced agreement to acquire property for $2.75 Million leased to Sunday Goods after receiving cannabis approvals for new retail dispensary in Arizona at a 12.7% cap rate.

●	Listed cultivation property in Chino Valley, Arizona for sale at a purchase price of $16 million. This potential transaction marks a significant development in the Company's strategic real estate portfolio optimization. The Chino Valley Property has been a valuable non-core asset within the Company's portfolio and this potential sale is part of a strategic shift to streamline the Company's portfolio and concentrate efforts on a direct-to-consumer real estate strategy.

Management Commentary:

“As we reflect on our Full Year 2023 results and our recent strategic updates, it's clear that Zoned Properties is firmly on a trajectory of sustainable growth and value creation. The acquisition announcements of key dispensary properties with best-in-class cannabis operators and the most recent announcement around the strategic listing of our Chino Valley property for $16 million are pivotal components of our refined focus on direct-to-consumer real estate. The listing of our Chino Valley property is an important step unlocking the potential opportunity to raise significant non-dilutive capital and reflects our commitment to seizing market opportunities with a dedication to enhancing shareholder value. We're keenly aware of the current disconnect between our book value and market cap, and we view this as an opportunity to further align our strategic initiatives with shareholder interests. Through continued review and execution of our strategic initiatives, we remain committed to bridging this gap. Our journey is guided by a clear vision: to utilize our property technology competitive advantages to drive scale and innovate within our industry, delivering tangible, long-term value to our shareholders. We're excited about what the future holds and remain dedicated to our strategic growth path, and operational excellence as we move forward,” said Bryan McLaren, Chief Executive Officer of Zoned Properties.

Financial Highlights for the Full-Year 2023:

●	Revenues were $2.89 million for the year ended December 31, 2023, compared to revenues of $2.66 million for the year ended December 31, 2022, representing an increase of 8.5%.

●	Operating expenses were $2.72 million for the year ended December 31, 2023, compared to $2.77 million for the year ended December 31, 2022, representing a decrease of 1.9%.

●	Income from operations was $169,187 for the year ended December 31, 2023, compared to a loss from operations of $108,951 for the year ended December 31, 2022, an increase of 255.3%.

●	Cash provided by operating activities was $82,547 for the year ended December 31, 2023, compared to $871,901 for the year ended December 31, 2022, representing a 91.0% decrease. The decrease was primarily related to an increase in debt service, and the Company’s strategic organizational shift towards our direct-to-consumer real estate model. The Company expects normalized cash flow from operations in Full Year 2024.

●	This is the Company’s seventh year reporting positive cash flow from operations.

●	The Company reported a net loss of $540,258 for the year ended December 31, 2023, as compared to a net loss of $574,355 for the year ended December 31, 2022.

●	The Company had cash on hand of $3.10 million as of December 31, 2023, compared to cash on hand of $4.34 million as of December 31, 2022.

Financial Highlights for the Fourth Quarter 2023:

●	Revenues were $705,900 for the quarter ended December 31, 2023, compared to $607,749 for the quarter ended December 31, 2022, an increase of 16.2%

●	Operating expenses were $642,244 for the quarter ended December 31, 2023, compared to $671,751 for the quarter ended December 31, 2022, a decrease of 4.4%.

●	The Company reported a net loss of $387,292 for the quarter ended December 31, 2023, compared to a net loss of $432,268 for the quarter ended December 31, 2022, a decrease of 10.4%.

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY) is a technology-driven property investment company focused on acquiring value-add real estate within the regulated cannabis industry in the United States. The Company aspires to innovate within the real estate development sector, focusing on direct-to-consumer real estate that is leased to the best-in-class cannabis retailers.

Headquartered in Scottsdale, Arizona, Zoned Properties is redefining the approach to commercial real estate investment through its standardized investment process backed by its proprietary property technology. Zoned Properties has developed a national ecosystem of real estate services to support its real estate development model, including a commercial real estate brokerage and a real estate advisory practice. With a decade of national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries. The Company targets commercial properties that face unique zoning or development challenges, identifies solutions that can potentially have a major impact on their commercial value, and then works to acquire the properties while securing long-term, absolute-net leases.

Zoned Properties targets commercial properties that can be acquired and rezoned for specific purposes, including the regulated and legalized cannabis industry. It does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 8360 E. Raintree Dr., Suite 230, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com

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